1. At a special meeting of the shareholders of the Harbor Funds held on September 22, 2017, shareholders elected six new Trustees to the Board of Trustees of Harbor Funds. Scott M. Amero, Robert A. Kasdin, and Ann M. Spruill were previously appointed as Trustees but had not been elected by shareholders. Raymond J. Ball, Donna J. Dean, and Randall A. Hack continue to serve on the Board.

Director						For			Withhold
1A. Scott M. Amero			1,047,869,265	14,860,642
1B. Joseph L. Dowling III 	1,046,335,272	16,394,636
1C. Robert A. Kasdin 		1,047,514,035	15,215,872
1D. Charles F. McCain 		1,047,667,935	15,061,973
1E. Kathryn L. Quirk 		1,046,812,694	15,917,214
1F. Ann M. Spruill 			1,047,274,165	15,455,742

2. At a special meeting of the shareholders of the Harbor Funds held on September 22, 2017, shareholders approved an amendment to each Fund's (except Harbor Commodity Real Return Strategy Fund) fundamental investment restriction regarding borrowing.

Fund Name					For		Against		Abstain		Broker Non-Vote
Harbor Capital
Appreciation Fund 				142,353,929	2,957,892  1,689,674  52,704,661
Harbor Strategic Growth Fund	910,417 	12,112		6,367    630,438
Harbor Mid Cap Growth Fund	 	16,799,131 	 101,416 	 126,561	2,643,556
Harbor Small Cap Growth Fund	24,028,401 	1,237,054 	 1,259,855 4,414,467
Harbor Small Cap Growth
Opportunities Fund	 			8,633,141 	 88,030 	 3,263		5,103,486
Harbor Large Cap Value Fund	 	19,495,478 	 211,707 	 134,246	6,067,830
Harbor Mid Cap Value Fund	 	8,355,328 	 2,110,563 	 624,123 	2,643,556
Harbor Small Cap Value Fund	 	17,167,909 	 75,221 	 100,517	6,359,775
Harbor International Fund	 	228,652,198	 3,642,933  1,613,958  62,567,089
Harbor Diversified
International All Cap Fund  	10,314,719 	 1,632 	 392,336		1,670,443
Harbor International
Growth Fund						10,654,250 	 1,129,867 	 98,743 	3,352,577
Harbor International
Small Cap Fund	 				1,744,039 	 -   	 		768 	159,666
Harbor Global Leaders Fund	 		960,681  9,796 	 	9,144 		379,449
Harbor Emerging Markets
Equity Fund	 					3,516,287 	 1,431 	 		-   	407,794
Harbor Commodity Real
Return Strategy Fund	 		5,206,476 	 628,422 	 114,556 	5,056,638
Harbor Convertible
Securities Fund	 				18,790,592 	 3,444,688 	 2,418 		1,310,336
Harbor High-Yield Bond Fund	 	106,310,802	 232,560 	 151,173 	20,951,685
Harbor Bond Fund	 			85,601,369 	 3,272,756 	 1,704,846  35,727,141
Harbor Real Return Fund	 		4,763,427 	 196,593 	 60,854 	3,381,084
Harbor Money Market Fund	 	75,782,877 	 2,004,219 	 807,882 	1,040,284
Harbor Target Retirement
Income Fund						1,512,041 	 -   	 	-			-
Harbor Target Retirement
2015 Fund	 					580,094 	 -   	 	-			-
Harbor Target Retirement
2020 Fund	 					2,817,680 	 -   	 	-			-
Harbor Target Retirement
2025 Fund	 					1,514,721 	 -   		-			-
Harbor Target Retirement
2030 Fund	 					3,147,718 	 -   		-			-
Harbor Target Retirement
2035 Fund	 					961,496 	 -   		-			-
Harbor Target Retirement
2040 Fund	 					2,551,273 	 -   	 	-			-
Harbor Target Retirement
2045 Fund	 					632,365 	 -   	 	-			-
Harbor Target Retirement
2050 Fund	 					2,097,942 	 -   	 	-			-
Harbor Target Retirement
2055 Fund	 					181,834 	 -   	 	-			-

3. At a special meeting of the shareholders of the Harbor Funds held on September 22, 2017, shareholders approved an amendment to each Fund's (except Harbor Commodity Real Return Strategy Fund) fundamental investment restriction regarding lending.

Fund Name					For		Against		Abstain		Broker Non-Vote
Harbor Capital
Appreciation Fund				142,284,847 2,976,773  1,739,879 52,704,661
Harbor Strategic Growth Fund	909,963 	 12,566  		6,367 	630,438
Harbor Mid Cap Growth Fund	 	16,780,264 	 103,545 	143,299 	2,643,556
Harbor Small Cap Growth Fund	23,959,954 	 1,308,364 	 1,256,993  4,414,467
Harbor Small Cap Growth
Opportunities Fund	 			8,631,453 	 89,718 	 3,263 		5,103,486
Harbor Large Cap Value Fund	 	19,502,706 	 211,025 	 127,703 	6,067,830
Harbor Mid Cap Value Fund	 	8,335,279 	 2,129,914 	 624,824 	2,643,556
Harbor Small Cap Value Fund	 	17,158,984 	 83,086 	 101,574 	6,359,775
Harbor International Fund	 	228,660,850  3,611,426  1,636,813  62,567,089
Harbor Diversified
International All Cap Fund 		10,314,719 	 1,632 	 392,336 		1,670,443
Harbor International
Growth Fund	 					10,689,133 	 1,127,410 	 66,315     3,352,577
Harbor International
Small Cap Fund	 				1,744,039 	 -   	 768 			159,666
Harbor Global Leaders Fund	 	960,681 	 10,642 	 8,298 		379,449
Harbor Emerging Markets
Equity Fund	 					3,516,287 	 1,431 	 -   			407,794
Harbor Commodity Real
Return Strategy Fund	 		5,192,936 	 641,547 	 114,971 	5,056,638
Harbor Convertible
Securities Fund	 				18,790,592 	 3,444,688 	 2,418 		1,310,336
Harbor High-Yield Bond Fund	 	106,305,737  227,656 	 161,143   20,951,685
Harbor Bond Fund	 			85,655,964 	 3,226,234 	 1,696,772 35,727,141
Harbor Real Return Fund	 		4,763,710 	 196,275 	 60,890 	3,381,084
Harbor Money Market Fund	 	75,776,728 	 2,010,074 	 808,175 	1,040,284
Harbor Target Retirement
Income Fund						1,512,041 	 -   	 	-   		-
Harbor Target Retirement
2015 Fund	 					580,094 	 -   		-   		-
Harbor Target Retirement
2020 Fund	 					2,817,680 	 -   	 	-   		-
Harbor Target Retirement
2025 Fund	 					1,514,721 	 -   		-   		-
Harbor Target Retirement
2030 Fund	 					3,147,718 	 -   	 	-   		-
Harbor Target Retirement
2035 Fund	 					961,496 	 -   	 	-   		-
Harbor Target Retirement
2040 Fund	 					2,551,273 	 -   	 	-   		-
Harbor Target Retirement
2045 Fund	 					632,365 	 -   	 	-   		-
Harbor Target Retirement
2050 Fund	 					2,097,942 	 -   	 	-   		-
Harbor Target Retirement
2055 Fund	 					181,834 	 -   	 	-   		-